Exhibit 10.1

LIMITED WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT
AND AMENDMENT TO OTHER LOAN DOCUMENTS

THIS LIMITED WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS (this “Agreement”), dated as of August 31, 2015, is among GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (the “Administrative Agent”), the LENDERS (as defined in the Credit Agreement defined below) signing this Agreement, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Swingline Lender and in its capacity as Issuing Lender.

RECITALS

A.                                    The Borrower, the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender are parties to that certain Credit Agreement, dated as of February 21, 2012, as amended by that certain First Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of April 25, 2012, that certain Second Amendment to Credit Agreement dated as of July 19, 2012, that certain Third Amendment and Limited Waiver to Credit Agreement and Second Amendment to Security Agreement, dated as of March 4, 2013, but effective as of December 7, 2012, that certain Lender Joinder Agreement, effective as of December 17, 2013, that certain Fourth Amendment and Limited Waiver to Credit Agreement, dated as of December 22, 2014, that certain Fifth Amendment and Limited Waiver to Credit Agreement, dated as of May 28, 2015, and that certain Limited Waiver and Sixth Amendment to Credit Agreement dated as of June 30, 2015 (as amended, the “Credit Agreement”).

B.                                    The Borrower has informed the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender that (i) the previously delivered audited financial statements for the Fiscal Year ending December 31, 2014 and accompanying Officer’s Compliance Certificate were incorrect, (ii) the representations set forth in Section 6.26 of the Credit Agreement regarding such financial statements and accompanying Officer’s Compliance Certificate were incorrect each time such representations were made and (iii) as a result of such incorrect financial statements, the Borrower has failed to keep proper books, records and accounts in accordance with Section 7.7 of the Credit Agreement.  The failure to keep proper books, records and accounts and the delivery of incorrect financial statements for the Fiscal Year ending December 31, 2014, together with an inaccurate Officer’s Compliance Certificate constitute a breach of Sections 6.26, 7.1(a), 7.2(a) and 7.7 of the Credit Agreement, and constitute Events of Default under Sections 9.1(c), (d) and (e) of the Credit Agreement (collectively, the “Known Existing Events of Default”).

C.                                    In connection with the Limited Waiver and Sixth Amendment to Credit Agreement, dated as of June 30, 2015, the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender agreed to temporarily waive the Known Existing Events of Default until August 31, 2015 and consented to an extension of time until August 31, 2015 for the delivery of (i) the restated audited financial statements for the Fiscal Year ending December 31, 2014 and related corrected Officer’s Compliance Certificate and (ii) the quarterly financial statements for the Borrower’s fiscal quarters ended on or about March 29, 2015 and June 28, 2015 and accompanying Officer’s Compliance Certificates.

D.                                    The Borrower has requested that the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender (i) enter into a further limited waiver for the benefit of the Borrower, (ii) agree to a further extension of time for delivery of the restated audited financial statements for the Fiscal Year ending December 31, 2014 and related corrected Officer’s Compliance Certificate and for delivery of the quarterly financial statements for the fiscal quarters ended on or about March 29, 2015 and June 28,

2015 and related Officer’s Compliance Certificate, and (iii) amend certain provisions of the Credit Agreement and the other Loan Documents.

E.                                     The Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender are willing to agree to the requests of the Borrower subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender hereby agree as follows:

1.                                      DEFINITIONS.  All capitalized terms used in this Agreement (including in the Recitals to this Agreement) which are not expressly defined in this Agreement shall have the meanings given to them in the Credit Agreement, as amended by this Agreement.  All references to the Credit Agreement in this Agreement shall be references to the Credit Agreement as amended by this Agreement.  All references to the Loan Documents in this Agreement shall be references to the Loan Documents as amended by this Agreement.  In addition, as used in this Agreement the following defined terms shall have the following meanings:

“Anticipated Events of Default” means any Default or Event of Default arising from the Borrower’s anticipated failure to comply with the financial covenants set forth in Section 8.15(a) and Section 8.15(b) of the Credit Agreement for the Fiscal Year ending December 31, 2014 and the fiscal quarters ended on or about March 29, 2015, June 28, 2015, September 27, 2015 and December 31, 2015 (excluding, however, any failure by the Borrower to comply with clause (e) of the definition of Waiver Termination Event).

“Consolidated Adjusted EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes accrued during such period, (ii) Consolidated Interest Expense for such period, (iii) amortization, depreciation and other non-cash items for such period, including any non-cash write-downs or non-cash write-offs including fixed asset impairments or write-downs, intangible asset impairments and deferred tax asset write-offs (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses during such period (excluding extraordinary losses from discontinued operations), (v) non-cash stock compensation expense, (vi) out-of-pocket costs and expenses paid in cash by the Borrower attributable to the restatement of Borrower’s financial statements, and (vii) out-of-pocket costs and expenses paid or reimbursed in cash by the Borrower attributable to (A) the consultants and appraisers engaged by the Administrative Agent pursuant to Section 5 of the Agreement and (B) visits and inspections made by the Administrative Agent pursuant to Section 7.13 of the Credit Agreement, less (c) interest income, Federal, state, local and foreign income tax benefits, write-ups, re-evaluations and non-cash gains resulting from the marking or re-evaluation of any asset and any extraordinary gains during such period.

“Known Existing Events of Default” has the meaning specified in the Recitals.

“Limited Waiver Agreement Effective Date” means the date on which all of the conditions to the effectiveness of this Agreement set forth in Section 8 of this Agreement have been satisfied to the satisfaction of the Administrative Agent.

“Limited Waiver Period” means the period of time commencing on the Limited Waiver Agreement Effective Date and ending upon the occurrence of a Waiver Termination Event.

“Stated Waiver Termination Date” means January 29, 2016.

“Waiver Termination Event” means the occurrence of any of the following events:

(a)                                 the Stated Waiver Termination Date;

(b)                                 a default or breach by the Borrower or any other Credit Party of any term, covenant or agreement under this Agreement, including, without limitation, any of the covenants contained in Section 4 of this Agreement;

(c)                                  an Event of Default occurs under Credit Agreement or any of the other Loan Documents (other than the Known Existing Events of Default and the Anticipated Events of Default);

(d)                                 the Administrative Agent becomes aware or determines that any Event of Default (other than the Known Existing Events of Default and the Anticipated Events of Default) had occurred and was existing as of the Limited Waiver Agreement Effective Date; or

(e)                                  with respect to the fiscal quarter of the Borrower ended on or about June 28, 2015, the Administrative Agent and/or the Lenders shall have received information (whether as a result of the restated financial statements and related Officer’s Compliance Certificate required under Section 4(e) of this Agreement or otherwise) that indicates the Borrower’s Consolidated Total Leverage Ratio was greater than the ratio set forth on Schedule A attached to this Agreement and made a part of this Agreement as of the last day of such quarter.

2.                                      ACKNOWLEDGMENTS.  The Borrower hereby acknowledges and agrees as follows:

(a)                                 Recitals.  The Recitals to this Agreement are true and correct.

(b)                                 Loan Documents. The Credit Agreement and each of the other Loan Documents are the legal, valid and binding agreements of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditor’s rights in general and the availability of equitable remedies, regardless of whether considered in a proceeding equity or at law.

(c)                                  Obligations.  As of the Limited Waiver Agreement Effective Date, the Obligations of the Credit Parties under the Loan Documents are not subject to any restriction, setoff, deduction, claim, counterclaim or defense of any kind or character whatsoever.

(d)                                 Outstanding Principal in respect of the Revolving Credit Loans and the L/C Obligations. The outstanding principal balance of the Revolving Credit Loans and the L/C Obligations as of August 31, 2015 are as set forth on Schedule A attached to this Agreement and made a part of this Agreement.

3.                                      LIMITED WAIVER; MAKING OF LOANS AND L/C OBLIGATIONS DURING THE LIMITED WAIVER PERIOD.

(a)                                 Subject to the terms of this Agreement, the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender hereby temporarily waive the Known Existing Events of Default and the Anticipated Events of Default during the Limited Waiver Period. During the Limited Waiver Period, the Lenders will make Revolving Credit Loans to the Borrower and the Issuing Lender will issue or extend Letters of Credit for the account of the Borrower provided, that (i) each of the conditions precedent to Extensions of Credit described in the Credit Agreement (other than the existence of the Known Existing Events of Default and the Anticipated Events of Default) have been satisfied, including the Borrower’s compliance with all terms and conditions of this Agreement, the Credit Agreement and the other Loan Documents and (ii) each request for an Extension of Credit is in strict compliance with the requirements of the Credit Agreement and this Agreement; provided, further, however, (A) the Borrower will not be permitted to borrow more than $70,000,000 in the aggregate principal outstanding amount at any time for all Revolving Credit Loans during the Limited Waiver Period (and the Credit Parties agree that the Lenders will have no obligation to make available Revolving Credit Loans in excess of $70,000,000), and (B) the Borrower will not be permitted to have more than $15,000,000 in L/C Obligations outstanding at any time during the Limited Waiver Period (and the Credit Parties agree that the Issuing Lender shall have no obligation to issue or extend any Letter of Credit if, after giving effect to such issuance or extension, the L/C Obligations would exceed $15,000,000).

(b)                                 This Agreement constitutes a temporary waiver of the Known Existing Events of Default and the Anticipated Events of Default for the limited period of time ending on the occurrence of a Waiver Termination Event (which shall in no event be later than the Stated Waiver Termination Date).  Upon the occurrence of a Waiver Termination Event, each of the Known Existing Events of Default and each of the Anticipated Events of Default which has occurred prior to a Waiver Termination Event and any other Default or Event of Default which has occurred prior to a Waiver Termination Event shall have occurred and shall continue to exist.  Except for the temporary limited waiver expressly provided by this Agreement, neither this Agreement, nor any action taken in accordance with this Agreement, or the Loan Documents, nor any correspondence, any oral or written communications, any making of any Loan, Letter of Credit or other Extension of Credit, any repayment of any Loan or other amount, any discussion of any forbearance, amendment, waiver or consent or any other action or omission on the part of the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender shall be, or shall construed to be, a waiver, modification or release of the Known Existing Events of Default, the Anticipated Events of Default or any other existing or future Defaults or Events of Default, as to which all rights and remedies of the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender shall continue at all times to be expressly reserved by the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender.

(c)                                  For the avoidance of doubt, the temporary limited waiver provided in this Agreement does not waive (i) the retroactive adjustment of the Applicable Margin for any prior period in which the Consolidated Total Leverage Ratio reported in any Officer’s Compliance Certificate is found to have been inaccurately reported or the Borrower’s obligation to pay additional interest and fees as a result of any such retroactive adjustment of the Applicable Margin, or (ii) the ability of the Administrative Agent and the Lenders to impose, and the obligation of the Borrower to pay, the additional default rate increment per annum required under Section 4.1(c) of the Credit Agreement for any prior period during which the Borrower was found to be in violation of any financial covenant set forth in Section 8.15 of the Credit Agreement.

(d)                                 The termination of the Limited Waiver Period granted under this Agreement upon the occurrence of a Waiver Termination Event shall not terminate, rescind or otherwise modify or affect any amendment or other change or modification in the Credit Agreement or in any of the other Loan Documents accomplished by this Agreement or any other term or provision of this Agreement. The agreement to provide a temporary waiver of the Known Existing Events of Default and the Anticipated Events of Default for a limited period of time as set forth in this Agreement is for the limited purpose set forth in this Agreement and shall be limited to the precise meaning of the words as written in this Agreement. Each of the Credit Parties acknowledges and agrees that the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender have no obligation to extend or renew the Limited Waiver Period or to grant any additional waiver to the Credit Parties. Immediately upon the occurrence of a Waiver Termination Event, each of the Known Existing Events of Default and each of the Anticipated Events of Defaults which occurred during the Limited Waiver Period and any other Default or Event of Default which has occurred prior to a Waiver Termination Event shall have occurred and shall continue to exist and all of the rights and remedies available to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender under the Credit Agreement and the other Loan Documents and at law, in equity or otherwise will be available to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender without restriction, limitation or modification of any kind, as if the temporary limited waiver under this Agreement had not occurred.

4.                                      ADDITIONAL COVENANTS OF THE BORROWER.  The Borrower shall comply with each of the following covenants from and after Limited Waiver Agreement Effective Date:

(a)                                 Mortgages, Assignments of Rents and Real Estate Due Diligence.  Within 10 Business Days after the Limited Waiver Agreement Effective Date, the Credit Parties shall deliver to the Administrative Agent a legal description for each parcel of real property owned by any such Credit Party and a copy of each appraisal, title insurance policy, survey and environmental report which such Credit Party may have in its possession with respect to each such parcel of real property owned by any such Credit Party.  Within 3 Business Days after delivery of the forms thereof by the Administrative Agent to the Borrower for execution thereof, the Credit Parties shall execute and deliver to the Administrative Agent for recording in the applicable real property records a mortgage and assignment of rents and leases in form and content acceptable to the Administrative Agent on each parcel of real property owned by any such Credit Party.

(b)                                 Deposit Account Control Agreements. Within 3 Business Days after delivery of the forms thereof by the Administrative Agent to the Borrower for execution thereof, the Credit Parties shall execute and deliver to the Administrative Agent deposit account control agreements in form and content acceptable to the Administrative Agent with respect to each deposit account of each of the Credit Parties.

(c)                                  Monthly Account Receivables Agings and Monthly Account Payables Agings.  From and after the Limited Waiver Agreement Effective Date, the Borrower shall provide to the Administrative Agent and the Lenders monthly account receivables agings and monthly account payables agings not later than the 20th day of each month for the immediately preceding month.

(d)                                 Analysis Regarding Ability of Foreign Subsidiaries to Make Loans or Dividends to the Credit Parties, etc.  Within 45 days after the Limited Waiver Agreement Effective Date, the Borrower shall provide to the Administrative Agent and the Lenders (i) an analysis in form and detail acceptable to the Administrative Agent of potential loans, advances and/or dividends which the Foreign Subsidiaries may be able to make to the Borrower or the Subsidiary Guarantors and any tax or other material limitations with respect thereto, and (ii) an analysis in form and detail acceptable to the Administrative Agent of potential guaranties or Liens which the Foreign Subsidiaries may be able to provide to the Administrative Agent, as security for the Obligations, and any tax or other material limitations with respect thereto.

(e)                                  Delivery of Restated Financial Statements.  On or prior to October 15, 2015, the Borrower shall deliver to the Administrative Agent and the Lenders (x) restated consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of the Fiscal Year ended December 31, 2014 and the consolidated and consolidating statements of income, retained earnings and cash flows, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of such Fiscal Year and for the preceding Fiscal Year and prepared in accordance with GAAP, certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated and consolidating basis as of such date and the results of operations of the Borrowers and its Subsidiaries for the respective periods then ended, together with the accompanying Officer’s Compliance Certificate required by Section 7.2(a) of the Credit Agreement with respect to such Fiscal Year and (y) the restated consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of the fiscal quarters ended on or about March 29, 2015 and June 28, 2015 and the consolidated and consolidating statements of income, retained earnings and cash flows, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of each such fiscal quarter and for the fiscal quarters of the preceding Fiscal Year and prepared in accordance with GAAP, certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated and consolidating basis as of such date and the results of operations of the Borrowers and its Subsidiaries for the respective periods then ended, together with the accompanying Officer’s Compliance Certificate required by Section 7.2(a) of the Credit Agreement.

(f)                                   Delivery of Restated 10-K and 10-Qs.  On or prior to November 10, 2015, the Borrower shall deliver to the Administrative Agent and the Lenders (x) a restated 10-K of the Borrower and its Subsidiaries as of the close of their Fiscal Year ended December 31, 2014, together with the accompanying Officer’s Compliance Certificate required by Section 7.2(a) of the Credit Agreement, which satisfies all of the requirements of Section 7.1(a) of the Credit Agreement, and (y) 10-Qs of the Borrower and its Subsidiaries for the fiscal quarters ended on or about March 29, 2015, June 28, 2015 and September 27, 2015, together with the accompanying Officer’s Compliance Certificate, which satisfy all of the requirements of Section 7.1(c) of the Credit Agreement.

(g)                                  Delivery of Officer’s Compliance Certificate for the Fiscal Months ended on or about August 23, 2015, September 27, 2015, October 25, 2015, November 22, 2015 and December 31, 2015.  Simultaneously with Borrower’s delivery of the monthly financial statements required under Section 7.1(e) of the Credit Agreement for the fiscal months ended on or about August 23, 2015, September 27, 2015, October 25, 2015, November 22, 2015 and December 31, 2015, the Borrower shall deliver to the Administrative Agent and the Lenders an Officer’s Compliance Certificate for such month which shall be adjusted to include a certification as to the Borrower’s compliance with the Consolidated Adjusted EBITDA covenant of Section 4(i) of this Agreement and a calculation thereof.

(h)                                 Delivery of 2016 Projections.  On or before December 7, 2015, the Borrower shall provide to the Administrative Agent and the Lenders the business plan and operating capital budget of the Borrower and its Subsidiaries for the Fiscal Year commencing January 1, 2016 and ending December 31, 2016, such plan to be prepared in accordance with GAAP and to include, on a monthly basis, the following:  a monthly operating and capital budget, a projected monthly consolidated income statement, statement of cash flows and balance sheet, calculations demonstrating projected performance with respect to the financial covenants set forth in Section 8.15 and a report containing management’s discussion and analysis of such budget with a reasonable disclosure of the key assumptions and drivers with respect to such budget, accompanied by a certificate from a Responsible Officer of the Borrower to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of the Borrower and its Subsidiaries for the period covered thereby.

(i)                                     Minimum Consolidated Adjusted EBITDA.  Borrower shall achieve a minimum Consolidated Adjusted EBITDA of not less than the amounts set forth on Schedule A attached to this Agreement and made a part of this Agreement for the periods set forth on such Schedule A.

(j)                                    Engagement of a Consultant by Borrower.  Upon written request of the Administrative Agent, the Borrower shall promptly, and in any event within 21 days after such request, engage (at the Borrower’s expense) a consultant reasonably acceptable to the Administrative Agent, the Lenders, the Swingline Lender and the Issuer Lender to assist the Credit Parties pursuant to an engagement agreement with a scope of services and terms and conditions reasonably acceptable to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender.

(k)                                 Payment of Additional Interest, Fees and Default Rate Increment for Prior Periods.  Within five (5) Business Days after the date on which the financial statements and related Officer’s Compliance Certificates described above in Section 4(e) of this Agreement are required to be delivered, (i) the Borrower shall pay to the Administrative Agent, for the account of the Lenders, all accrued additional interest and fees owing by the Borrower as a result of any retroactive adjustment of the Applicable Margin for any period prior to and through and including the Limited Waiver Agreement Effective Date, and (ii) to the extent that any such financial statement or related Officer’s Compliance Certificate shall indicate that the Borrower was in violation of any covenant set forth in Section 8.15 of the Credit Agreement for any such period of time, the Borrower shall also pay to the Administrative Agent, for the account of the Lenders, additional interest at the default rate increment of 2% per annum for any such period of time prior to and through and including the Limited Waiver Agreement Effective Date.

(l)                                     Foreign Subsidiaries to make $5,000,000 Long-Term Subordinated Loan to the Borrower.  Within five (5) Business Days after the Limited Waiver Agreement Effective Date, one or more of the Foreign Subsidiaries will make a long-term loan in cash in the amount of $5,000,000 to the Borrower.  Within five (5) Business Days after delivery by the Administrative Agent to the Borrower of a form of subordination agreement, the applicable Foreign Subsidiaries shall execute and deliver such subordination agreement pursuant to which the obligations of the Borrower and the other Credit Parties to repay intercompany loans and other intercompany obligations and indebtedness owing to such Foreign Subsidiaries (including the $5,000,000 long-term loan referred to above) are subordinated to payment in full of the Obligations owing by the Borrower and the other Credit Parties to the Secured Parties.

5.                                      ADMINISTRATIVE AGENT’S ENGAGEMENT OF CONSULTANTS AND APPRAISERS.  The Administrative Agent has advised the Borrower that the Administrative Agent presently intends to (i) engage a consultant acceptable to the Administrative Agent to assist the Administrative Agent in connection with matters related to the Borrower and its Subsidiaries, including, without limitation, in reviewing the 2016 business plan and related information provided by the Borrower, (ii) engage a valuation consultant acceptable to the Administrative Agent to prepare a valuation of the enterprise value of the Credit Parties for the Administrative Agent and (iii) engage an appraiser or appraisers acceptable to the Administrative Agent to perform appraisals of the real estate, machinery and equipment of the Credit Parties for the Administrative Agent.  The Borrower and the other Credit Parties acknowledge and agree that they shall promptly pay, or reimburse, the Administrative Agent for, all of the out-of-pocket costs and expenses incurred by the Administrative Agent in connection with such consultants as required pursuant to Section 11.3 of the Credit Agreement

6.                                      AMENDMENTS TO CREDIT AGREEMENT.  From and after the Limited Waiver Agreement Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.1 of the Credit Agreement is amended to amend the following definitions to read as follows:

“Alternative Currency Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) Ten Million Dollars ($10,000,000).  The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio; provided that, with respect to each Alternative Currency Revolving Credit Loan, the Applicable Margin will be increased by an amount equal to the applicable Mandatory Cost, if any:

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +
I	Less than 1.00 to 1.00	0.20%	1.25%	0.25%
II	Greater than or equal to 1.00 to 1.00, but less than 1.50 to 1.00	0.25%	1.50%	0.50%
III	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	0.30%	1.75%	0.75%
IV	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	0.35%	2.00%	1.00%
V	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.40%	2.25%	1.25%
VI	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.55%	3.00%	2.00%
VII	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	0.65%	3.50%	2.50%
VIII	Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	0.75%	4.00%	3.00%
IX	Greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00	0.75%	4.50%	3.50%
X	Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	0.75%	5.00%	4.00%
XI	Greater than or equal to 5.50 to 1.00	0.75%	5.50%	4.50%

The Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) ten (10) Business Days after the day by which the Borrower is required to provide an Officer’s Compliance Certificate pursuant to Section 7.2(a) for the most recently ended fiscal quarter of the Borrower; provided that (a) the Applicable Margin shall be based on Pricing Level XI until the first Calculation Date occurring after the Stated Waiver Termination Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Officer’s Compliance Certificate as required by Section 7.2(a) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date or if an Event of Default has occurred and is continuing as of such Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level XI until such time as an appropriate Officer’s Compliance Certificate is provided or such Event of Default has been waived in writing by the Required Lenders, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date.  The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date (the “Applicable Period”).  Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued during the relevant Applicable Period.

Notwithstanding the foregoing, in the event that the Consolidated Total Leverage Ratio reported in any Officer’s Compliance Certificate delivered pursuant to Section 7.1 or 7.2(a) shall be determined by the Lenders to have been inaccurately reported (regardless of whether (i) this Agreement is in effect, (ii) the Revolving Credit Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or Officer’s Compliance Certificate was delivered), and if correctly reported, would have resulted in the application of a higher Applicable Margin for any Applicable Period than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Consolidated Total Leverage Ratio been correctly reported in such Officer’s Compliance Certificate and the Borrower shall immediately and retroactively be obligated to pay (without duplication of any amounts paid by the Borrower pursuant to Section 4(k) of the Limited Waiver Agreement and Seventh Amendment to Credit Agreement) to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 4.4.  Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 4.1(c) and 9.2 nor any of their other rights under this Agreement.  The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Revolving Commitments and the repayment of all other Obligations hereunder for a period of two years following the Release Date.

The Applicable Margins set forth above shall be increased as, and to the extent, required by Section 4.13.

“L/C Commitment” means the lesser of (a) Thirty Million Dollars ($30,000,000) and (b) the Revolving Credit Commitment.

“Revolving Credit Commitment”  means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 4.13) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 4.13).  As of the Limited Waiver Agreement Effective Date, the amount of the Revolving Credit Commitment of each Revolving Credit Lender is set forth on Exhibit A to the Limited Waiver Agreement and Seventh Amendment to Credit Agreement. The Aggregate Revolving Credit Commitments of all the Revolving Credit Lenders on the Limited Waiver Agreement Effective Date is $100,000,000.

(b)                                 Section 1.1 of the Credit Agreement is amended by adding the following new definitions thereto in the appropriate alphabetical location:

“Limited Waiver Agreement and Seventh Amendment to Credit Agreement” means that certain Limited Waiver Agreement and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents dated as of August 31, 2015, by and among the Borrower, the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender, and acknowledged and agreed to by each of the Subsidiary Guarantors.

“Limited Waiver Agreement Effective Date” means the date on which all of the conditions to the effectiveness of the Limited Waiver and Seventh Amendment to Credit Agreement set forth in Section 8 of the Limited Waiver and Seventh Amendment to Credit Agreement have been satisfied to the satisfaction of the Administrative Agent.

(c)                                  Section 2.1 of the Credit Agreement is amended by adding the following two sentences at the end thereof:

Notwithstanding anything to the contrary in this Agreement, the maximum outstanding principal amount of Revolving Credit Loans that the Borrower shall be able to have at any time under this Agreement shall be $70,000,000 in the aggregate. Notwithstanding anything to the contrary in this Agreement, from and after the Limited Waiver Agreement Effective Date, the Borrower shall not have any right to request, and none of the Revolving Credit Lenders shall have any obligation to make any Alternative Currency Revolving Credit Loans.

(d)                                 Section 2.2 of the Credit Agreement is amended by adding the following sentence at the end thereof:

Notwithstanding anything to the contrary in this Agreement, from and after the Limited Waiver Agreement Effective Date, the Borrower shall not have any right to request, and the Swingline Lender shall not have any obligation to make any Swingline Loan.

(e)                                  Section 3.1(a) of the Credit Agreement is amended by adding the following sentence to the end thereof:

Notwithstanding anything to the contrary in this Agreement, the maximum amount of L/C Obligations that the Borrower shall be able to have at any time under this Agreement shall be $15,000,000 in the aggregate.

(f)                                   Section 4.1(b) of the Credit Agreement is amended to add the following sentence at the end thereof:

Notwithstanding anything to the contrary in this Agreement, from and after the Limited Waiver Agreement Effective Date, the Borrower shall only be able to select an Interest Period of one (1) month in connection with each borrowing of, continuation of or conversion to, a LIBOR Rate Loan.

(g)                                  Section 4.1(c) of the Credit Agreement is amended to amend each reference to “two percent (2%)” in Section 4.1(c) of the Credit Agreement to be “three percent (3%)”.

(h)                                 Section 7.1(e) of the Credit Agreement is amended to read as follows:

(e)                                  Monthly Financial Statements.  As soon as practicable and in any event (i) by June 15, 2015, with respect to the month ending on or about April 26, 2015 and (ii) within twenty (20) days after the end of each month of each Fiscal Year (commencing with the month ended on or about May 24, 2015), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and unaudited Consolidated statements of income for the month then ended and that portion of the Fiscal Year then ended, all in reasonable detail and prepared by the Borrower in accordance with GAAP, and accompanied by a certificate of the chief financial officer of the Borrower stating that, to the Borrower’s knowledge, such balance sheet and statements of income present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended; provided that, for the balance sheets and statements of income delivered for the periods ending each month after March 29, 2015 and prior to the delivery of the restated financial statements pursuant to Section 4(e) of the Limited Waiver Agreement and Seventh Amendment to Credit Agreement, the certification accompanying such balance sheets and statements of income may be made subject to revision based on the on-going review of (x) the audited financial statements of the Borrower and its Subsidiaries for the Fiscal Year ending December 31, 2014 and (y) the unaudited quarterly financial statements of the Borrower and its Subsidiaries for the periods ending on or about March 29, 2015 and June 28, 2015 and any such revisions required to be made shall not result in an Event of Default for failure to deliver such monthly financial statements if such revised monthly financial statements are delivered on or before October 15, 2015.

(i)                                     Section 4.13 of the Credit Agreement is amended to read as follows:

Section 4.13  [Intentionally Omitted].

(j)                                    Section 7.1(f) of the Credit Agreement is amended to read as follows:

(f)                                   Cash Flow Forecast.  On or before 2:00 pm (Central time) on Thursday of each week, a rolling 13-week U.S. cash flow forecast, in form and detail acceptable to the Administrative Agent, which shall include, without limitation, forecasted U.S. cash receipts and disbursements for the next succeeding 13-week period, and a forecast-to-actual comparison for the week just ended and a cumulative forecast-to-actual comparison for the period from the Limited Waiver Agreement Effective Date through the date of such cash flow forecast, together with a line item stating the amount of cash and Cash Equivalents of the Foreign Subsidiaries as at the end of such previous week.

(k)                                 Section 7.2(a) of the Credit Agreement is amended to read as follows:

(a)                                 at each time financial statements are delivered pursuant to Sections 7.1(a), (b) or (e) and at such other times as the Administrative Agent shall reasonably request, a duly completed Officer’s Compliance Certificate signed by a Responsible Officer of the Borrower and a report containing management’s discussion and analysis of such financial statements.

(l)                                     Section 7.13 of the Credit Agreement is amended to read as follows:

Section 7.13                             Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable written notice and at such times during normal business hours, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that excluding any such visits and inspections during the continuance of an Event of Default, (a) any such visits and inspections by any Lender (excluding any Lender that also acts as Administrative Agent) shall be at such Lender’s expense, and (b) for the avoidance of doubt, any such visits and inspections by the Administrative Agent (whether or not during the continuance of an Event of Default) shall be at the Borrower’s expense; provided, further upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time without advance notice.  The Borrower and its Subsidiaries may place reasonable limits on access to information which is proprietary or constitutes trade secrets and need not disclose any information if such disclosure would be prohibited by a confidentiality agreement entered into by the Borrower or such Subsidiary on an arm’s length basis and in good faith.  Upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year, which meeting will be held at the Borrower’s corporate offices (or such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed by the Borrower and the Administrative Agent.

(m)                             Section 7.18(a) of the Credit Agreement is amended by adding the following new sentence at the end thereof:

Notwithstanding anything to the contrary in this Agreement, from and after the Limited Waiver Agreement Effective Date, the Borrower shall not have any right to enter into a Permitted Servicing Joint Venture without the prior written consent of the Required Lenders, which consent may be given or withheld in the sole discretion of the Required Lenders.

(n)                                 Section 7.21 of the Credit Agreement is amended by adding the following new subsection (c) following existing subsection (b) thereof:

(c)                                  Engagement of a Consultant by Borrower.  Upon written request of the Administrative Agent, the Borrower shall promptly, and in any event within 21 days after such request, engage (at the Borrower’s expense) a consultant reasonably acceptable to the Administrative Agent, the Lenders, the Swingline Lender and the Issuer Lender to assist the Credit Parties pursuant to an engagement agreement with a scope of services and terms and conditions reasonably acceptable to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender.

(o)                                 Section 8.1 of the Credit Agreement is amended by adding the following new paragraph at the end of Section 8.1:

Notwithstanding anything to the contrary in this Section 8.1, the Credit Parties will not, and will not permit any of their respective Subsidiaries to, create, incur or assume any Indebtedness from and after June 30, 2015 except for (x) Indebtedness permitted by Section 8.1(a) of the Credit Agreement, and (y) unsecured intercompany Indebtedness loaned by any Foreign Subsidiary to the Borrower (provided, that such Indebtedness (including payment thereof) shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent).  For the avoidance of doubt, the Credit Parties will not, nor will any Credit Party permit any Subsidiary to, create, incur or assume any intercompany Indebtedness from and after June 30, 2015 other than as permitted pursuant to clause (y) of the immediately preceding sentence.  Notwithstanding anything to the contrary in this Agreement, any outstanding intercompany Indebtedness owing by the Borrower to any Foreign Subsidiary and any other outstanding intercompany Indebtedness owing by the Borrower or by any other Credit Party to a Non-Guarantor Subsidiary shall not be repaid without the prior written consent of the Required Lenders.

(p)                                 Section 8.2 of the Credit Agreement is amended by adding the following new paragraph at the end of Section 8.2:

Notwithstanding anything to the contrary in this Section 8.2, the Credit Parties will not, and will not permit any of their respective Subsidiaries to, create, incur, assume, or suffer to exist any Lien not existing prior to June 30, 2015, except Liens permitted by Sections 8.2(a), 8.2(b), 8.2(c), 8.2(d), 8.2(e), 8.2(f), 8.2(g), 8.2(l), 8.2(m)(ii) or 8.2(o) of the Credit Agreement.

(q)                                 Section 8.3 of the Credit Agreement is amended by adding the following new paragraph at the end of Section 8.3:

Notwithstanding anything to the contrary in this Section 8.3, the Credit Parties will not, and will not permit any of their respective Subsidiaries to, make any Investments not existing prior to June 30, 2015, except (x) Investments permitted by Sections 8.3(b), 8.3(d), 8.3(e), 8.3(f), 8.3(k), 8.3(n), 8.3(o), 8.3(p) or 8.3(q) of the Credit Agreement, (y) Investments by the Borrower and its Subsidiaries in the form of Capital Expenditures permitted pursuant to the Credit Agreement provided that such Investments shall not exceed $4,000,000 during the Limited Waiver Period, and (z) other than Investments in the form of loans to the Borrower by any Foreign Subsidiary as permitted by Section 8.1 of this Agreement (provided, that the Indebtedness in respect of such loan shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent).

(r)                                    Section 8.4 of the Credit Agreement is amended by adding the following new paragraph at the end of Section 8.4:

Notwithstanding anything to the contrary in this Section 8.4, the Credit Parties will not, and will not permit any of their respective Subsidiaries to merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except in accordance with the terms of Section 8.4(a) or Section 8.4(c) of the Credit Agreement.

(s)                                   Section 8.5 of the Credit Agreement is amended by adding the following new paragraph at the end of Section 8.5:

Notwithstanding anything to the contrary in this Section 8.5, the Credit Parties will not, and will not permit any of their respective Subsidiaries to, make any Asset Disposition from and after June 30, 2015, except Asset Dispositions permitted by Sections 8.5(a), 8.5(b), 8.5(e), 8.5(g), 8.5(i) (but only to the extent any such Restricted Payment is made by a Foreign Subsidiary to the Borrower or to any Subsidiary Guarantor), 8.5(j) or 8.5(k) of the Credit Agreement.

(t)                                    Section 8.6 of the Credit Agreement is hereby amended by adding the following new paragraph at the end of Section 8.6:

Notwithstanding anything to the contrary in this Section 8.6, the Credit Parties will not, and will not permit any of their respective Subsidiaries to, make, declare or pay any Restricted Payments after June 30, 2015, except that any Foreign Subsidiary may declare and pay cash dividends to the Borrower or to any Subsidiary Guarantor.

(u)                                 Article VIII of the Credit Agreement is hereby amended by adding the following new Section 8.19 after existing Section 8.18 of the Credit Agreement:

Section 8.19    Cash Payments by the Borrower and the Other Credit Parties to Subsidiaries which are not Subsidiary Guarantors.  Neither the Borrower nor any other Credit Party shall make any payment, contribution or other transfer of any cash, Cash Equivalents or other property to a Subsidiary which is not a Subsidiary Guarantor except for cash payments in the ordinary course of business from the Borrower to Braden Manufacturing SA de CV to pay for the operating expenses of Braden Manufacturing SA de CV.

(v)                                 Schedule 1.1(a) of the Credit Agreement is amended to replace the names of the Subsidiaries identified thereon with the word “None”.

(w)                               The Subsidiary Guaranty Agreement is amended by deleting the last sentence of Section 12 of the Subsidiary Guaranty Agreement.

(x)                                 Section 2(e) of the Fifth Amendment and Limited Waiver to Credit Agreement dated as of May 28, 2015 is amended to correct the incorrect reference to “Section 9.1” in the sentence thereof to read “Section 9.1(d)”.

7.                                      REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.  By its execution and delivery of this Agreement, the Borrower represents and warrants that, as of the Limited Waiver Agreement Effective Date:

(a)                                 other than the representations and warranties with respect to the previously delivered financial statements for Fiscal Year 2014, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, on and as of the date hereof as made on and as of such date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects on and as of the date hereof as if made on and as of such date, (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such earlier date);

(b)                                 no event has occurred and is continuing which constitutes a Default or an Event of Default, except for the Known Existing Events of Default and the Anticipated Events of Default;

(c)                                  (i) the Borrower and each other Credit Party has full power and authority to execute and deliver this Agreement, (ii) this Agreement has been duly executed and delivered by the Borrower and each other Credit Party, and (iii) each of this Agreement, the Credit Agreement, as amended by this Agreement, and the other Loan Documents, as amended by this Agreement, constitutes the legal, valid and binding obligations of the Borrower and the other Credit Parties party thereto, enforceable against the Borrower or such Credit Party, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(d)                                 neither the execution, delivery and performance of this Agreement, nor the consummation of any transactions contemplated herein, will conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which the Borrower or any other Credit Party is a party or by which any of its properties may be bound or any Governmental Approval relating to the Borrower or to any Credit Party, except to the extent such conflict, breach or default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

(e)                                  no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not already obtained (including the Board of Directors (or other similar governing body) of the Borrower and of each other Credit Party) is required for the execution, delivery or performance of this Agreement by the Borrower and the other Credit Parties.

8.                                      CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT.  This Agreement shall be effective upon satisfaction of each of the following conditions precedent to the satisfaction of the Administrative Agent:

(a)                                 the Administrative Agent shall have received counterparts of this Agreement, duly executed by the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender;

(b)                                 the Administrative Agent shall have received counterparts of this Agreement, duly executed by the Borrower and duly acknowledged and agreed to by each Subsidiary Guarantor;

(c)                                  the Administrative Agent shall have received counterparts of joinders to the Subsidiary Guaranty Agreement and the Security Agreement, duly executed by each of Global Power Professional Services Inc., Braden Construction Services, Inc. and Steam Enterprises, L.L.C., together with certificates of authority for each of the foregoing authorizing the foregoing;

(d)                                 [Intentionally omitted];

(e)                                  [Intentionally omitted];

(f)                                   the Administrative Agent shall have received from the Borrower, for the account of each Lender which has timely executed this Agreement, a waiver and amendment fee equal to fifteen basis points (0.15%) of the Revolving Credit Commitment of such Lender (based upon the Aggregate Revolving Commitments of the Lenders of $100,000,000 after giving effect to this Agreement), which waiver and amendment fee shall be fully earned and non-refundable upon receipt;

(g)                                  the Administrative Agent shall have received from the Borrower the payment of all costs and fees of the Administrative Agent which are unpaid and invoiced prior to the date of this Agreement;

(h)                                 the Administrative Agent shall have received stock powers executed in blank with respect to any pledged stock certificates which the Administrative Agent shall require; and

(i)                                     the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

9.                                      REFERENCE TO THE CREDIT AGREEMENT.

(a)                                 Upon the Limited Waiver Agreement Effective Date, each reference in the Credit Agreement to “this Agreement” or words of like import and each reference in any other Loan Document to the “Credit Agreement” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Agreement.

(b)                                 The Credit Agreement and the other Loan Documents, as amended by this Agreement referred to above, shall remain in full force and effect and are hereby ratified and confirmed.

10.                               RELEASE.  As a material part of the consideration for the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender entering into this Agreement, the Borrower and each Subsidiary Guarantor (collectively, the “Releasors”) agree as follows (the “Release Provision”):

(a)                                 The Releasors, jointly and severally, hereby release and forever discharge the Administrative Agent, the Swingline Lender, the Issuing Lender each Lender and the Administrative Agent’s, the Swingline Lender’s, Issuing Lender’s and each Lender’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys and other professionals, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever and whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted arising out of, arising under or related to the Loan Documents (collectively, the “Claims”), that Releasors may have or allege to have against any or all of the Lender Group and that arise from events occurring before the Limited Waiver Agreement Effective Date.

(b)                                 The Releasors agree not to sue any of the Lender Group nor in any way assist any other person or entity in suing the Lender Group with respect to any of the Claims released herein.  The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)                                  The Releasors acknowledge, warrant, and represent to Lender Group that:

(i)                                    The Releasors have read and understand the effect of the Release Provision.  The Releasors have had the assistance of independent counsel of their own choice, or have had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasors has read and considered the Release Provision and advised Releasors with respect to the same.  Before execution of this Agreement, the Releasors have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)                                The Releasors are not acting in reliance on any representation, understanding, or agreement not expressly set forth herein.  The Releasors acknowledge that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)                            The Releasors have executed this Agreement and the Release Provision thereof as a free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person or entity.

(iv)                             The Releasors are the sole owners of the Claims released by the Release Provision, and the Releasors have not heretofore conveyed or assigned any interest in any such Claims to any other person or entity.

(d)                                 The Releasors understand that the Release Provision was a material consideration in the agreement of the Administrative Agent, Swingline Lender, Issuing Lender and each Lender to enter into this Agreement.

(e)                                  It is the express intent of the Releasors that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by the Releasors of any Claims released hereby against Lender Group.

(f)                                   If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

(g)                                 The Releasors acknowledge that they may hereafter discover facts in addition to or different from those that they now know or believe with respect to the Claims released herein, but the Releasors expressly shall have and intend to fully, finally and forever have released and discharged any and all such Claims. The Releasors expressly waive any provision of statutory or decisional law to the effect that a general release does not extend to Claims that the releasing party does not know or suspect to exist in such party’s favor at the time of executing the release.

11.                               COSTS, EXPENSES AND TAXES.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

12.                               SUBSIDIARY GUARANTORS’ ACKNOWLEDGMENT AND AGREEMENT.  By signing below, each Subsidiary Guarantor (a) acknowledges, consents and agrees to this Agreement, (b) acknowledges and agrees to any amendment to its obligations in respect of the Subsidiary Guaranty Agreement made pursuant to this Agreement, (c) acknowledges and agrees that its obligations in respect of the Subsidiary Guaranty Agreement and the Security Agreement are not released, diminished, waived, modified, impaired or affected in any manner by this Agreement or any of the provisions contemplated herein, (d) ratifies and confirms its obligations under the Subsidiary Guaranty Agreement and the Security Agreement, and (e) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Subsidiary Guaranty Agreement, the Security Agreement or any other Loan Documents or Obligations.

13.                               EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Agreement, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

14.                               GOVERNING LAW.  This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

15.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

16.                               HEADINGS.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

17.                               ENTIRE AGREEMENT.  THIS AGREEMENT IS A LOAN DOCUMENT.  THIS AGREEMENT AND THE CREDIT AGREEMENT, AS AMENDED BY THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

BORROWER:

GLOBAL POWER EQUIPMENT GROUP INC.

By:
Name:
Title:

Signature Page to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, the Issuing Lender and Lender

By:
Name:
Title:

Signature Page to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

U.S. BANK, NATIONAL ASSOCIATION,
as Lender

By:
Name:
Title:

Signature Page to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

BRANCH BANKING AND TRUST COMPANY,
as Lender

By:
Name:
Title:

Signature Page to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

JPMORGAN CHASE BANK, N.A.,
as Lender

By:
Name:
Title:

Signature Page to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

ACKNOWLEDGED AND AGREED TO:

AS SUBSIDIARY GUARANTORS:

WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.
BRADEN MANUFACTURING, L.L.C.
WILLIAMS INDUSTRIAL SERVICES, LLC
WILLIAMS SPECIALTY SERVICES, LLC
WILLIAMS PLANT SERVICES, LLC
CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC
WILLIAMS GLOBAL SERVICES, INC.
KOONTZ-WAGNER CUSTOM CONTROLS HOLDINGS LLC
TOG HOLDINGS, INC.
TOG MANUFACTURING COMPANY, INC.
GPEG, LLC
HETSCO HOLDINGS, INC.
HETSCO, INC.
GLOBAL POWER TECHNICAL SERVICES, INC.
BRADEN HOLDINGS, LLC
GLOBAL POWER PROFESSIONAL SERVICES INC.
BRADEN CONSTRUCTION SERVICES, INC.
STEAM ENTERPRISES, LLC

By:
Name:
Title:

Signature Page to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents